Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S8, pertaining to The Progressive Corporation Executive Deferred Compensation Plan of our report dated March 28, 2012, with respect to the financial statements of The Progressive Corporation Executive Deferred Compensation Plan included in the Annual Report (Form 11-K) as of December 31, 2011 and 2010 for the three years ended December 31, 2011.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio

December 27, 2012